SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2004

SANMINA-SCI CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21272	77-0228183

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2700 NORTH FIRST STREET
SAN JOSE, CALIFORNIA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 964-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On April 20, 2004, Sanmina-SCI Corporation issued a press release announcing financial results for its second fiscal quarter and furnished the press release on a Form 8-K filed on April 20, 2004. Sanmina-SCI Corporation is furnishing this Form 8-K solely to correct the cash provided by operations amount indicated in the press release. Cash provided by operations is corrected to $33 million to correctly classify the effect of exchange rate changes on cash. This correction does not affect the Company’s balance sheet, statement of operations, or earnings (loss) per share.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

By:
/s/ Mark J. Lustig
Mark J. Lustig Acting Chief Financial Officer

Date: May 10, 2004